UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2009

SP ACQUISITION HOLDINGS, INC
(Exact name of registrant as specified in its charter)

Delaware	001-142696	20-8523583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                Changes in Registrant’s Certifying Accountant.

On January 6, 2009, SP Acquisition Holdings, Inc. (the “Company”) dismissed Grant Thornton LLP ("GT") as its independent registered public accounting firm, effective immediately. The decision to dismiss GT was approved by the Company's Audit Committee.

The reports of GT on the financial statements of the Company for the period from February 14, 2007 (date of inception) to March 31, 2007, the cumulative period from February 14, 2007 (date of inception) to October 16, 2007 and the cumulative period from February 14, 2007 (date of inception) to December 31, 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

From February 14, 2007 (date of inception) to December 31, 2007 and through January 6, 2009, there were no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of GT, would have caused them to make reference thereto in their reports on the financial statements for such years.

On January 7, 2008, GT advised the Company that it believed the Company had a material weakness in that the Company's internal control structure had an operational failure whereby the Company did not properly record the stock that is redeemable outside the control of the Company as mezzanine equity.

The Company inadvertently omitted disclosure of this redemption feature in the October 16, 2007 financial statements.  Accordingly, on January 8, 2008, the Company filed an amended Current Report on Form 8-K (the “Amended Report”) with the Securities and Exchange Commission (the “SEC”), amending the original Current Report on Form 8-K, filed with the SEC on October 23, 2007, to reclassify the redeemable common stock on the Company’s balance sheet and statement of stockholders’ equity at October 16, 2007 and to add disclosure of this feature to the notes to the financial statements. The Company filed the Amended Report to conform the Company's financial statements with S-X Regulation 5.08, consistent with other blank check companies with similar business plans.  The redemption feature of the Company’s common stock had been fully disclosed in its Prospectus, dated October 10, 2007, and subsequently in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the SEC on November 16, 2007.

From February 14, 2007 (date of inception) to December 31, 2007 and through January 6, 2009, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, other than as indicated above.

As a result of the filing of the Amended Report as described above, the Company augmented its internal controls over financial reporting and reported the following in Item 9A of its 2007 Annual Report on Form 10-K filed on March 27, 2008:

…other than certain augmentation of the company's internal controls over financial reporting in connection with the company becoming a public company, including supplementing the reporting and review processes with respect to applicable United States generally accepted accounting principles and SEC rules, there has been no changes to the company's internal controls which has materially affected, or is reasonably likely to materially affect, the company's internal control over financial reporting.

On January 6, 2009, the Company engaged J.H. Cohn LLP (“Cohn”) as the Company's independent registered public accountant. The engagement of Cohn was approved by the Audit Committee of the Company's Board of Directors.

From February 14, 2007 (date of inception) to December 31, 2007 and through January 6, 2009, the Company did not consult with Cohn with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided GT with a copy of the foregoing disclosure. Attached as Exhibit 16 hereto is a copy of GT’s letter, dated January 12, 2009, in response to the foregoing disclosure related to GT.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
16	Letter from Grant Thornton LLP, dated as of January 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 12, 2009	SP ACQUISITION HOLDINGS, INC.

	By:	/s/ Warren G. Lichtenstein
Warren G. Lichtenstein
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from Grant Thornton LLP, dated as of January 12, 2009.